Exhibit (a)(1)(ii)

COMMON SHARE ACCEPTANCE LETTER

TO TENDER COMMON SHARES

OF

SYNGENTA AG

ISIN: CH0011037469

AT

U.S. $465.00 PER COMMON SHARE

PURSUANT TO THE U.S. OFFER TO PURCHASE DATED MARCH 23, 2016

BY

CNAC SATURN (NL) B.V.

AN INDIRECT WHOLLY-OWNED SUBSIDIARY

OF

CHINA NATIONAL CHEMICAL CORPORATION

THE U.S. OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 10:00 A.M., NEW YORK CITY TIME, ON MAY 23, 2016, UNLESS THE U.S. OFFER IS EXTENDED.

The U.S. Tender Agent for the U.S. Offer is:

The Bank of New York Mellon

By Registered, Certified or Express Mail:	By Overnight Courier:
The Bank of New York Mellon	The Bank of New York Mellon
Voluntary Corporate Actions – Suite V	Voluntary Corporate Actions – Suite V
P.O. Box 43031	250 Royall Street
Providence, Rhode Island 02940-3031	Canton, Massachusetts 02021
United States of America	United States of America

CNAC Saturn (NL) B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands, having its corporate seat in Amsterdam and registered with the trade register of the Chamber of Commerce under number 65434552 (“Purchaser”) and an indirect wholly-owned subsidiary of China National Chemical Corporation, a state-owned enterprise organized under the laws of the People’s Republic of China, is offering to purchase (the “U.S. Offer”):

(i)	up to 100% of the publicly held registered shares (Namenaktien), with a nominal value of Swiss francs 0.10 per share, of Syngenta AG (“Syngenta”), a Swiss corporation (Aktiengesellschaft) (collectively the “Common Shares” and each a “Common Share”), that are held by U.S. holders (as that term is defined under instruction 2 to paragraphs (c) and (d) of Rule 14d-1 under the U.S. Securities Exchange Act of 1934, as amended) (such holders collectively, “U.S. Holders” and each a “U.S. Holder”), and

(ii)	up to 100% of the outstanding American Depositary Shares representing Common Shares (collectively the “ADSs” and each an “ADS”), each ADS representing one-fifth (1/5) of a Common Share, from all holders, wherever located, at a purchase price of U.S. $465 per Common Share and U.S. $93 per ADS, in each case, in cash, without interest, payable in U.S. dollars, less the amount of any fees, expenses and withholding taxes that may be applicable (including, in the case of ADSs, a fee of U.S. $0.05 per ADS for the cancellation of tendered ADSs)

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and subject to any dilutive effects that may be applicable (see “The U.S. Offer—Terms of the U.S. Offer—Consideration and Payment” of the U.S. Offer to Purchase (as defined below)), upon the terms and subject to the conditions set forth in the U.S. Offer to Purchase, dated March 23, 2016 (the “U.S. Offer to Purchase”), and in the Common Share Acceptance Letter or ADS Letter of Transmittal, as applicable, accompanying the U.S. Offer to Purchase.

This Common Share Acceptance Letter relates to the tender of Common Shares in the U.S. Offer as follows:

Number of Common Shares tendered:

Name of Tendering SIS Participant:

Contact Name and Phone No. at SIS Participant:

SIS Transaction Number:

The Common Shares have been delivered to the account of The Bank of New York Mellon (the “U.S. Tender Agent”) as follows:

UBS Switzerland AG

(SWIFT) BIC Code: UBSWCHZH80A

UBS AG PSET: INSECHZZXXX (SIX SIS AG).

UBS AG CSD Account Number: SCOM/CH100025

BNYM Account Name: “BNYM DRs – Corporate Actions Support”

BNYM Account Number at UBS AG: 02300000077960T3.

Ref: Syngenta Tender Offer

Please send this form via fax to the following. This original Common Share Acceptance Letter with the appropriate signatures and the completed tax form must be delivered to the U.S. Tender Agent prior to the expiration of the U.S. Offer.

Facsimile: (617) 360-6810

For Confirmation Only/Telephone Number: (781) 575-2332

The check for the purchase price should be made payable and mailed as follows:

Payee Name:

Payee Address:

This tender of Common Shares is made subject to all the terms and conditions of the U.S. Offer, and the undersigned hereby makes, for itself, and, if it is tendering on behalf of a customer, on behalf of its customer, all the representations, warranties and undertakings of tendering holders that are set forth in the U.S. Offer to Purchase, which the undersigned acknowledges it has received and, if it is tendering on behalf of a customer, has delivered to or made available to its customer.

The undersigned confirms that it is, or, if it is tendering on behalf of a customer, its customer is, a U.S. Holder (as defined in the U.S. Offer to Purchase).

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The undersigned acknowledges that the payment of the purchase price may be subject to U.S. backup withholding unless the payee complies with the requirement to certify its U.S. tax identification number (“TIN”), as explained in the attached instructions.

Name of tendering holder or securities intermediary:

Signature of holder or securities intermediary:

Name of signer (if holder or intermediary is a legal entity):

Title of signer (if applicable):

PLEASE READ THE INSTRUCTIONS ACCOMPANYING THIS COMMON SHARE ACCEPTANCE LETTER CAREFULLY BEFORE COMPLETING THIS COMMON SHARE ACCEPTANCE LETTER.

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INSTRUCTIONS

Forming Part of the Terms and Conditions of the U.S. Offer

1. Delivery of Common Share Acceptance Letter for Confirmations of Common Shares Deposit in U.S. Tender Agent’s account at UBS Switzerland AG. This Common Share Acceptance Letter is to be used pursuant to the procedures set forth in the section “Procedure for Tendering into the U.S. Offer—Tender of Common Shares” of the U.S. Offer to Purchase. Confirmation of any book-entry transfer into the U.S. Tender Agent’s account at UBS Switzerland AG of Common Shares tendered via the SIS Settlement System, as well as the original signed copy of the properly completed Common Share Acceptance Letter must be received by the U.S. Tender Agent at one of its addresses set forth herein on or prior to the Expiration Date (as described in the U.S. Offer to Purchase).

THE METHOD OF DELIVERY OF THE COMMON SHARES, THIS COMMON SHARE ACCEPTANCE LETTER AND THE TAX DOCUMENT IS AT THE ELECTION AND RISK OF THE TENDERING HOLDER. DELIVERY OF ALL SUCH DOCUMENTS WILL BE DEEMED MADE AND RISK OF LOSS OF THE COMMON SHARES SHALL PASS ONLY WHEN ACTUALLY RECEIVED BY THE U.S. TENDER AGENT.

2. Requests for Assistance or Additional Copies. Questions or requests for assistance may be directed to the U.S. Information Agent at its address and telephone number set forth below or to your broker or other securities intermediary. Additional copies of the U.S. Offer to Purchase, this Common Share Acceptance Letter and other tender offer materials may be obtained from the U.S. Information Agent as set forth below, subject to applicable law, and will be furnished at Purchaser’s expense.

3. Backup Withholding. In order to avoid U.S. federal backup withholding with respect to cash received in exchange for Common Shares pursuant to the U.S. Offer, a holder submitting Common Shares must (i) provide the U.S. Tender Agent with a properly completed Internal Revenue Service (“IRS”) Form W-9 and sign such form under penalties of perjury, (ii) provide the U.S. Tender Agent with a properly completed IRS Form W-8BEN or other Form W-8, and sign such form under penalties of perjury, or (iii) otherwise establish an exemption. Such forms may be obtained from the U.S. Tender Agent or from the IRS website, at http://www.irs.gov.

4. Waiver of Conditions. Subject to the terms and conditions of the U.S. Offer to Purchase and the applicable rules and regulations of the Securities and Exchange Commission, Purchaser reserves the right to waive in whole or in part at any time and from time to time in its sole discretion any of the conditions of the U.S. Offer prior to expiration of the U.S. Offer.

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IMPORTANT TAX INFORMATION

To prevent backup withholding on payments, a holder who is a U.S. person whose tendered Common Shares are accepted for purchase is required by law to (i) provide the U.S. Tender Agent with such holder’s correct TIN on IRS Form W-9, certifying that such TIN is correct (or that such security holder is awaiting a TIN) and that such holder is not subject to backup withholding or (ii) otherwise establish a basis for exemption from backup withholding. If such holder of Common Shares is an individual, the TIN is his or her social security number. If a holder of Common Shares fails to provide a correct TIN to the U.S. Tender Agent, such person may be subject to a U.S. $50.00 penalty imposed by the IRS. In addition, payments that are made to such holder of Common Shares with respect to Common Shares purchased pursuant to the U.S. Offer may be subject to backup withholding of 28%.

Certain holders of Common Shares (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. In order for a foreign person to qualify for an exemption from backup withholding, that holder must generally submit a Form W-8BEN (or other applicable Form W-8), signed under penalties of perjury, attesting to that individual’s exempt status. Such forms may be obtained from the U.S. Tender Agent or the IRS website, at http://www.irs. gov.

If backup withholding applies, the U.S. Tender Agent is required to withhold 28% of any payments made to the Common Share holder or payee. Backup withholding is not an additional tax. Rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained from the IRS by timely filing a claim for refund.

If backup withholding applies and “Applied For” is written in Part I of the IRS Form W-9, the U.S. Tender Agent will retain 28% of any payment of the purchase price for tendered Common Shares during the 60-day period following the date of the IRS Form W-9. If a holder’s TIN is provided to the U.S. Tender Agent within 60 days of the date of the IRS Form W-9, payment of such retained amounts will be made to such holder of Common Shares. If a holder’s TIN is not provided to the U.S. Tender Agent within such 60-day period, the U.S. Tender Agent will remit such retained amounts to the IRS as backup withholding and shall withhold 28% of any payment of the purchase price for the tendered Common Shares made to such holder thereafter unless such holder of Common Shares furnishes a TIN to the U.S. Tender Agent prior to such payment.

The U.S. Tender Agent for the U.S. Offer is:

The Bank of New York Mellon

By Registered, Certified or Express Mail:	By Overnight Courier:
The Bank of New York Mellon	The Bank of New York Mellon
Voluntary Corporate Actions – Suite V	Voluntary Corporate Actions – Suite V
P.O. Box 43031	250 Royall Street
Providence, Rhode Island 02940-3031	Canton, Massachusetts 02021
United States of America	United States of America

The U.S. Information Agent for the U.S. Offer is:

480 Washington Boulevard

26th Floor

Jersey City, NJ 07310

E-mail: syngentaoffer@georgeson.com

U.S. Toll Free Number for Holders of Securities: +1 (866) 431-2096

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